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                                                                  EXHIBIT (A)(3)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                             GIANT INDUSTRIES, INC.

            (NOT VALID UNLESS SIGNED BY AN ELIGIBLE INSTITUTION AND
                    NOT TO BE USED FOR SIGNATURE GUARANTEES)

     THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M.,
        EASTERN TIME, ON FEBRUARY 4, 2000, UNLESS THE OFFER IS EXTENDED.

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates evidencing shares of common stock, $.01 par value (the "Shares"), of Giant Industries Inc., a Delaware corporation (the "Company"), are not immediately available; or (ii) the procedure for book-entry transfer set forth in the Offer to Purchase (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") cannot be completed on a timely basis; or (iii) time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase).

     This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Depositary by the Expiration Date. See Section 3 of the Offer to Purchase.

                TO: HARRIS TRUST AND SAVINGS BANK, AS DEPOSITARY

           By Mail:               By Facsimile Transmission:     By Hand or Overnight Courier:
 Harris Trust and Savings Bank    (for Eligible Institutions     Harris Trust and Savings Bank
   c/o Harris Trust Company                  Only)                 c/o Harris Trust Company
          of New York                   (212) 701-7636                    of New York
      Wall Street Station               (212) 701-7637                  Receive Window
  P.O. Box 1010 New York, New                                     88 Pine Street, 19th Floor
        York 10268-1010              Confirm by Telephone:         New York, New York 10005
                                        (212) 701-7624
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DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET
FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER
THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO THE
COMPANY WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT
CONSTITUTE VALID DELIVERY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY WILL
NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

     This Notice of Guaranteed Delivery form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

     The undersigned hereby tenders to the Company, at a price of $9.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Company's Offer to Purchase and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares of common stock, $.01 par value, of the Company (the "Shares") specified below pursuant to the guaranteed delivery procedure set forth in
Section 3 of the Offer to Purchase.

     PLEASE CALL THE INFORMATION AGENT FOR ASSISTANCE IN COMPLETING THIS FORM
TOLL FREE AT (877) 393-4959.

Signature(s):
--------------------------------------------------------------------------------

Name(s) of Record Holder(s):
        ------------------------------------------------------------------------
                                           (Please type or print)

Certificates Nos.
(if available):
--------------------------------------------------------------------------------

Address(es):
--------------------------------------------------------------------------------

--------------------------------------------------  Zip Code -------------------

Area Code and Telephone No.:
        ------------------------------------------------------------------------

If Shares will be tendered by book-entry transfer, provide the following information:

Name of Tendering Institution:
      --------------------------------------------------------------------------

Account Number:                                  at The Depository Trust Company
               --------------------------------

Date:-----------------------------------------------

                                    ODD LOTS

     To be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially or of record as of the close of business on December
20, 1999, and who continues to own, beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 Shares (not including any Shares held pursuant to the Company's employee stock ownership plan or 401(k) Plan).
The undersigned either (check one box):

     [ ] was the beneficial or record owner of, as of the close of business on December 20, 1999, and continues to own, beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares (not including any Shares held pursuant to the Company's employee stock ownership plan or 401(k) plan), all of which are being tendered; or

     [ ] is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering, for the beneficial owner(s) thereof, Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person was the beneficial or record owner of, as of the close of business on December 20, 1999, and continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100
          Shares (not including any Shares held pursuant to the Company's employee stock ownership plan or 401(k) plan) and is tendering all of such Shares.

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

                               DELIVERY GUARANTEE
                   (NOT TO BE USED FOR A SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank, trust company, savings bank, savings and loan association or credit union which has a membership in an approved Signature Guarantee Medallion
Program (each, an "Eligible Institution"), hereby (i) represents that the undersigned has a net long position in Shares or equivalent securities within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934,as amended, at least equal to the shares tendered, (ii) represents that such tender of Shares complies with Rule 14e-4, and (iii) guarantees that either the certificates representing the Shares tendered hereby in proper form for transfer, or timely confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantee, or an Agent's Message in the case of a book-entry transfer, and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) business days after the date of execution hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing Shares to the Depositary within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible
Institution.

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
Name of Firm:
  -----------------------------------
                                              ------------------------------------------
                                              AUTHORIZED SIGNATURE
Address:                                      Name:
------------------------------------------    ------------------------------------------
                                              (PLEASE TYPE OR PRINT)
                                              Title:
------------------------------------------    ------------------------------------------
ZIP CODE
Area Code and                                 Dated:
                                              ------------------------------------------
Telephone Number:
  ------------------------------
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NOTE:  DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. CERTIFICATES FOR SHARES
       SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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